                                                    Exhibit 99.1

HERTZ GLOBAL HOLDINGS REPORTS
FOURTH QUARTER AND FULL-YEAR 2020 RESULTS
______________________________________________________________________________

ESTERO, Fla, February 26, 2021 - Hertz Global Holdings, Inc. (OTCPK: HTZGQ) ("Hertz Global" or the "Company") today reported results for its fourth quarter and year ended December 31, 2020. For the fourth quarter, the Company's revenue was $1.2 billion, net loss attributable to the Company was $289 million and Adjusted Corporate EBITDA loss was $140 million. For the year, the Company's revenue was $5.3 billion, net loss attributable to the Company was $1.7 billion and Adjusted Corporate EBITDA loss was $995 million. Liquidity at the end of 2020 was $1.1 billion.

“We are making significant headway on our U.S. Chapter 11 process,” said Paul Stone, Hertz Global’s President and Chief Executive Officer. “We are on track to close on the sale of our Donlen vehicle leasing and fleet management business in March 2021 and are making progress on our plan of reorganization with the goal to emerge from Chapter 11 by mid to late summer.”

December 2020 global revenue was nearly double that from April 2020 and since that time the Company achieved monthly, sequential year-over-year global rental volume improvement. The Company delivered annualized cost savings of approximately $3 billion during the year and downsized the fleet so that it was well positioned to match demand entering into 2021.

During the year, the Company adapted to severe volume declines by realigning its fleet, consolidating locations and staffing to the reality of pandemic-level travel demand, cutting all non-essential spending and capital expenses, all the while enhancing cleaning and sanitization processes for the safety of customers and employees. While the Company was focused on cost savings, it kept its sights on the importance of providing customers the highest level of service and in 2020 was ranked No. 1 in Customer Satisfaction for Rental Cars by J.D. Power for the second year in a row.

“Throughout the difficulties of the past year, I have been exceptionally proud of our employees for their dedication to serving our customers and putting safety and satisfaction first. They remain our greatest asset,” said Stone.

“I am humbled yet honored to lead such an iconic brand through one of the most challenging years in its history,” continued Stone. “Based on our progress thus far, I believe more than ever that, with the continued support of our loyal customers and exceptional employees, we are laying the foundation for long-term success.”

U.S. RENTAL CAR ("U.S. RAC") SUMMARY
__________________________________________________________________

U.S. RAC	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$876	$1,673	(48)%

Adjusted EBITDA	$(113)	$48	NM
Adjusted EBITDA Margin	(13)%	3%

Average Vehicles (in whole units)	298,183	516,726	(42)%
Vehicle Utilization	74%	79%
Transaction Days (in thousands)	20,178	37,706	(46)%
Total RPD (in whole dollars)	$43.10	$43.54	(1)%
Total RPU Per Month (in whole dollars)	$972	$1,059	(8)%
Depreciation Per Unit Per Month (in whole dollars)	$301	$283	6%
NM - Not meaningful

The pandemic-related impact on travel continued to result in fewer transaction days compared with the fourth quarter of 2019, mostly at airport locations. Volume trends continued to improve on a sequential quarterly basis with U.S. RAC revenues down 48% in the fourth quarter on 46% lower volume, compared with a 56% revenue decline year-over-year in the third quarter on 57% lower volume. Off-airport revenues comprised 45% of total revenue for the segment in the fourth quarter 2020 versus 33% in the prior year period.

Depreciation Per Unit Per Month was impacted by residual values on certain vehicle models, and lower year-over-
year retail sales volume during the quarter.

Direct operating and selling, general and administration expenses declined 36% year over year as the Company proactively reduced costs in line with demand.

Adjusted EBITDA loss of $113 million was driven by the impact of lower revenue, partially offset by lower fleet costs as the Company adjusted fleet levels to demand, and reduced expenses.

INTERNATIONAL RENTAL CAR ("INTERNATIONAL RAC") SUMMARY
_______________________________________________________________________________________________________

International RAC	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$217	$474	(54)%

Adjusted EBITDA	$(41)	$(10)	NM
Adjusted EBITDA Margin	(19)%	(2)%

Average Vehicles (in whole units)	83,744	169,971	(51)%
Vehicle Utilization	69%	72%
Transaction Days (in thousands)	5,308	11,256	(53)%
Total RPD (in whole dollars)	$39.16	$42.68	(8)%
Total RPU Per Month (in whole dollars)	$827	$942	(12)%
Depreciation Per Unit Per Month (in whole dollars)	$174	$220	(21)%
NM - Not meaningful

International travel restrictions and lockdowns continued to drive volume lower in the fourth quarter, however, trends continued to improve on a sequential quarterly basis. International RAC revenues were down 54% in the fourth quarter on 53% lower volume, compared with a 64% revenue decline year-over-year in the third quarter on 60% lower volume. Off-airport revenues comprised 63% of total revenue for the segment in the fourth quarter 2020 versus 44% in the prior year period. The mix shift in volume from airport rentals to longer-length, lower-priced off-airport rentals contributed to a 8% decrease in Total RPD versus fourth quarter 2019.

Depreciation Per Unit Per Month benefited from strong residual values across key markets.

Direct operating and selling, general and administration expenses declined 45% year over year as the Company proactively reduced costs in line with demand.

Adjusted EBITDA loss of $41 million reflected lower revenue, partially offset by lower fleet costs as the Company adjusted fleet levels to demand, and reduced operating expenses.

ALL OTHER OPERATIONS SUMMARY
__________________________________________________________

All Other Operations	Three Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019
Total revenues	$142	$179	(21)%

Adjusted EBITDA	$22	$30	(27)
Adjusted EBITDA Margin	15%	17%

Average Vehicles (in whole units) - Donlen	186,200	222,400	(16)%

All Other Operations is primarily comprised of the Company's Donlen vehicle leasing and fleet management business. As previously announced in November 2020, the Company entered into a stock and asset purchase agreement to sell substantially all of the assets of its Donlen business to Athene Holding Ltd. The purchase agreement was approved by the Bankruptcy Court in December 2020. The sale is expected to close in March 2021.

RESULTS OF THE HERTZ CORPORATION
________________________________________________________________

The pre-tax GAAP and non-GAAP profitability metrics for Hertz Global's operating subsidiary, The Hertz Corporation ("Hertz"), are materially the same as those for Hertz Global for the fourth quarter 2020 and 2019 and for the year ended December 31, 2019. For the year ended December 31, 2020, Hertz posted the same revenues as the Company, however its pre-tax loss was $2.2 billion versus the Company’s pre-tax loss of $2.1 billion. The difference between Hertz’s and the Company’s pre-tax GAAP results is primarily due to Hertz's write off in the second quarter of 2020 of $133 million due from the Company. The non-GAAP profitability metrics for Hertz are materially the same as those for Hertz Global.

FINANCIAL REORGANIZATION
_______________________________________________________

As previously announced, on May 22, 2020, Hertz Global and Hertz (together, the "Companies") and certain of their direct and indirect subsidiaries in the United States and Canada filed voluntary petitions for relief under chapter 11 of the U.S. Bankruptcy Code (the "Reorganization").

The Reorganization provides the time to put in place a new, stronger financial foundation to move successfully through the COVID-19 pandemic and to better position the Companies for the future. Throughout the Reorganization process, all of Hertz’s businesses globally, including its Hertz, Dollar, Thrifty, Firefly, Hertz Car Sales, and Donlen subsidiaries, are open and serving customers. All reservations, promotional offers, vouchers, and customer and loyalty programs, including rewards points, are expected to continue as usual.

Information related to the Reorganization is included in the Hertz Global and Hertz Annual Report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission and on the Hertz website,

IR.Hertz.com. Additional information, including access to documents filed with the Bankruptcy Court, is also available online at https://restructuring.primeclerk.com/hertz, a website administered by Prime Clerk, LLC, a third-party bankruptcy claims and noticing agent. The information in this website is not incorporated by reference and does not constitute part of this earnings release.

SELECTED FINANCIAL DATA, SUPPLEMENTAL SCHEDULES, NON-GAAP MEASURES AND DEFINITIONS
________________________________________________________________________________________________________________________________________________

Following is selected financial data of Hertz Global. Also included are Supplemental Schedules which are provided to present segment results and reconciliations of non-GAAP measures to their most comparable GAAP measure. Following the Supplemental Schedules, the Company provides definitions for terminology used throughout this earnings release and provides the usefulness of non-GAAP measures to investors and additional purposes for which management uses such measures.

ABOUT HERTZ
___________________________

The Hertz Corporation, a subsidiary of Hertz Global Holdings, Inc., operates the Hertz, Dollar and Thrifty vehicle rental brands throughout North America, Europe, the Caribbean, Latin America, Africa, the Middle East, Asia, Australia and New Zealand. The Hertz Corporation is one of the largest worldwide vehicle rental companies, and the Hertz brand is one of the most recognized globally. Additionally, The Hertz Corporation owns the vehicle leasing and fleet management leader Donlen Corporation, operates the Firefly vehicle rental brand and Hertz 24/7 car sharing business in international markets and sells vehicles through Hertz Car Sales. For more information about The Hertz Corporation, visit www.hertz.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
_________________________________________________________________________________________________________

Certain statements contained in this release, and in related comments by the Company's management, include "forward-looking statements." Forward-looking statements include information concerning the Company's liquidity and its possible or assumed future results of operations, including descriptions of its business strategies. These statements often include words such as "believe," "expect," "project," "potential," "anticipate," "intend," "plan," "estimate," "seek," "will," "may," "would," "should," "could," "forecasts" or similar expressions. These statements are based on certain assumptions that the Company has made in light of its experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate in these circumstances. The Company believes these judgments are reasonable, but you should understand that these statements are not guarantees of performance or results and the Company's actual results could differ materially from those expressed in the forward-looking statements due to a variety of important factors, both positive and negative.

Important factors that could affect the Company's actual results and cause them to differ materially from those expressed in forward-looking statements include, among others, those that may be disclosed from time to time in subsequent reports filed with or furnished to the Securities and Exchange Commission ("SEC"). Among other items, such factors include: the Company's ability to navigate the Chapter 11 process, including obtaining Bankruptcy Court approval for certain actions, complying with and operating under the requirements and constraints of the Bankruptcy Code, negotiating and consummating a Chapter 11 plan, developing, funding and executing the Company's business plan and continuing as a going concern; levels of travel demand, particularly with respect to business and leisure travel in the U.S. and in global markets; the length and severity of COVID-19 and the impact on the Company's vehicle rental business as a result of travel restrictions and business closures or disruptions; the impact of COVID-19 and actions taken in response to the pandemic on global and regional economies and economic factors; general economic uncertainty and the pace of economic recovery, including in key global markets, when COVID-19 subsides; the Company's ability to successfully restructure the Company's substantial indebtedness or raise additional capital; the Company's post-bankruptcy capital structure; the impact of the Company's delisting from the New York Stock Exchange on its stockholders; the value of the Company's common stock due to the Chapter 11 process; the Company's ability to remediate the material weakness in its internal control over financial reporting; the Company's ability to maintain an effective employee retention and talent management strategy and resulting changes in personnel and employee relations; the Company's ability to accurately estimate future levels of rental activity and adjust the number and mix of vehicles used in its rental operations accordingly; actions creditors may take with respect to the vehicles used in the rental car operations; significant changes in the competitive environment and the effect of competition in the Company's markets on rental volume and pricing; the

Company's ability to retain customer loyalty and market share; occurrences that disrupt rental activity during the Company's peak periods; the Company's ability to purchase adequate supplies of competitively priced vehicles and risks relating to increases in the cost of the vehicles the Company purchases; the Company's ability to dispose of vehicles in the used-vehicle market, use the proceeds of such sales to acquire new vehicles and to reduce exposure to residual risk; increased vehicle costs due to declining value of the Company's non-program vehicles; the Company's ability to meet the financial and other covenants contained in its debtor-in-possession ("DIP") credit agreement and certain asset-backed and asset-based arrangements; the Company's ability to access financial markets, including the financing of its vehicle fleet through the issuance of asset-backed securities; the Company's ability to maintain sufficient liquidity and the availability to the Company of additional or continued sources of financing for its revenue earning vehicles and to refinance its existing indebtedness; risks related to the Company's indebtedness, including its substantial amount of debt, the Company's ability to incur substantially more debt, the fact that substantially all of its consolidated assets secure certain of its outstanding indebtedness and increases in interest rates or in its borrowing margins; fluctuations in interest rates, foreign currency exchange rates and commodity prices; the Company's ability to sustain operations during adverse economic cycles and unfavorable external events (including war, terrorist acts, natural disasters and epidemic disease); the Company's ability to prevent the misuse or theft of information the Company possesses, including as a result of cyber security breaches and other security threats; the Company's ability to adequately respond to changes in technology, customer demands and market competition; the Company's ability to successfully implement any strategic transactions; the Company's recognition of previously deferred tax gains on the disposition of revenue earning vehicles; financial instability of the manufacturers of the Company's vehicles, which could impact their ability to fulfill obligations under repurchase or guaranteed depreciation programs; an increase in the Company's vehicle costs or disruption to its rental activity, particularly during the Company's peak periods, due to safety recalls by the manufacturers of its vehicles; the Company's ability to execute a business continuity plan; the recoverability of the Company's goodwill and indefinite-lived intangible assets when performing impairment analysis; the Company's access to third-party distribution channels and related prices, commission structures and transaction volumes; risks associated with operating in many different countries, including the risk of a violation or alleged violation of applicable anticorruption or antibribery laws and the Company's ability to repatriate cash from non-U.S. affiliates without adverse tax consequences; a major disruption in the Company's communication or centralized information networks; a failure to maintain, upgrade and consolidate the Company's information technology systems; costs and risks associated with potential litigation and investigations or any failure or inability to comply with laws and regulations or any changes in the legal and regulatory environment; the Company's ability to maintain its network of leases and vehicle rental concessions at airports in the U.S. and internationally; the Company's ability to maintain favorable brand recognition and a coordinated branding and portfolio strategy; changes in the existing, or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations, where such actions may affect the Company's operations, the cost thereof or applicable tax rates; risks relating to the Company's deferred tax assets, including the risk of an "ownership change" under the Internal Revenue Code of 1986, as amended; the Company's exposure to uninsured claims in excess of historical levels; risks relating to the Company's participation in multiemployer pension plans; shortages of fuel and increases or volatility in fuel costs; the Company's ability to manage its relationships with unions; changes in accounting principles, or their application or interpretation, and the Company's ability to make accurate estimates and the assumptions underlying the estimates, which could have an effect on operating results; and other risks and uncertainties described from time to time in periodic and current reports that the Company files with the SEC.

Additional information concerning these and other factors can be found in the Company's filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

You should not place undue reliance on forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. All such statements speak only as of the date made and, except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
____________________

CONTACTS:
Hertz Investor Relations:	Hertz Media Relations:
(239) 301-6800	(239) 301-6300
investorrelations@hertz.com	mediarelations@hertz.com

FINANCIAL INFORMATION AND OPERATING DATA
_____________________________________________________________________________

SELECTED UNAUDITED CONSOLIDATED INCOME STATEMENT DATA

	Three Months Ended December 31,		As a Percentage of Total Revenues		Twelve Months Ended December 31,		As a Percentage of Total Revenues
(In millions, except per share data)	2020	2019	2020	2019	2020	2019	2020	2019
Total revenues	$1,235	$2,326	100%	100%	$5,258	$9,779	100%	100%
Expenses:
Direct vehicle and operating	851	1,339	69%	58%	3,627	5,486	69%	56%
Depreciation of revenue earning vehicles and lease charges	398	672	32%	29%	2,032	2,565	39%	26%
Selling, general and administrative	143	248	12%	11%	664	969	13%	10%
Interest expense, net:
Vehicle	96	121	8%	5%	455	494	9%	5%
Non-vehicle	34	98	3%	4%	153	311	3%	3%
Total interest expense, net	130	219	11%	9%	608	805	12%	8%
Intangible and other asset impairments	20	—	2%	—%	213	—	4%	—%
Other (income) expense, net	6	(22)	—%	(1)%	(9)	(59)	—%	(1)%
Reorganization items, net	74	—	6%	—%	175	—	3%	—%
Total expenses	1,622	2,456	131%	106%	7,310	9,766	139%	100%
Income (loss) before income taxes	(387)	(130)	(31)%	(6)%	(2,052)	13	(39)%	—%
Income tax (provision) benefit	97	15	8%	1%	329	(63)	6%	(1)%
Net income (loss)	(290)	(115)	(23)%	(5)%	(1,723)	(50)	(33)%	(1)%
Net (income) loss attributable to noncontrolling interests	1	(3)	—%	—%	9	(8)	—%	—%
Net income (loss) attributable to Hertz Global	$(289)	$(118)	(23)%	(5)%	$(1,714)	$(58)	(33)%	(1)%
Weighted average number of shares outstanding:
Basic	156	142			150	117
Diluted	156	142			150	117
Earnings (loss) per share:
Basic earnings (loss) per share	$(1.85)	$(0.83)			$(11.44)	$(0.49)
Diluted earnings (loss) per share	$(1.85)	$(0.83)			$(11.44)	$(0.49)

Adjusted Net Income (Loss)(a)	$(187)	$(34)			$(1,147)	$168
Adjusted Diluted Earnings (Loss) Per Share(a)	$(1.20)	$(0.24)			$(7.66)	$1.44
Adjusted Corporate EBITDA(a)	$(140)	$54			$(995)	$649
(a)    Represents a non-GAAP measure, see the accompanying reconciliations included in Supplemental Schedule II.

6

Supplemental Schedule I
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
_______________________________________________________________________________________________

	Three Months Ended December 31, 2020					Three Months Ended December 31, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$876	$217	$142	$—	$1,235	$1,673	$474	$179	$—	$2,326
Expenses:
Direct vehicle and operating	680	163	8	—	851	1,019	312	8	—	1,339
Depreciation of revenue earning vehicles and lease charges	269	46	83	—	398	439	111	122	—	672
Selling, general and administrative	50	38	8	47	143	126	51	11	60	248
Interest expense, net:
Vehicle	63	21	12	—	96	85	23	13	—	121
Non-vehicle	(1)	—	1	34	34	(47)	—	(5)	150	98
Total interest expense, net	62	21	13	34	130	38	23	8	150	219
Intangible and other asset impairments	—	20	—	—	20	—	—	—	—	—
Other (income) expense, net	1	3	—	2	6	(22)	(1)	—	1	(22)
Reorganization items, net	8	—	2	64	74	—	—	—	—	—
Total expenses	1,070	291	114	147	1,622	1,600	496	149	211	2,456
Income (loss) before income taxes	$(194)	$(74)	$28	$(147)	$(387)	$73	$(22)	$30	$(211)	$(130)
Income tax (provision) benefit					97					15
Net income (loss)					(290)					(115)
Net (income) loss attributable to noncontrolling interests					1					(3)
Net income (loss) attributable to Hertz Global					$(289)					$(118)

Supplemental Schedule I (continued)
HERTZ GLOBAL HOLDINGS, INC.
CONDENSED STATEMENT OF OPERATIONS BY SEGMENT
Unaudited
______________________________________________________________________________________________

	Twelve Months Ended December 31, 2020					Twelve Months Ended December 31, 2019
(In millions)	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global	U.S. Rental Car	Int'l Rental Car	All Other Operations	Corporate	Hertz Global
Total revenues:	$3,656	$972	$630	$—	$5,258	$6,938	$2,169	$672	$—	$9,779
Expenses:
Direct vehicle and operating	2,858	742	27	—	3,627	4,146	1,312	28	—	5,486
Depreciation of revenue earning vehicles and lease charges	1,323	274	435	—	2,032	1,656	440	469	—	2,565
Selling, general and administrative	275	180	20	189	664	490	221	35	223	969
Interest expense, net:
Vehicle	323	86	46	—	455	345	97	52	—	494
Non-vehicle	(70)	—	(6)	229	153	(188)	(4)	(21)	524	311
Total interest expense, net	253	86	40	229	608	157	93	31	524	805
Intangible and other asset impairments	—	20	—	193	213	—	—	—	—	—
Other (income) expense, net	(18)	4	—	5	(9)	(38)	—	—	(21)	(59)
Reorganization items, net	8	—	2	165	175	—	—	—	—	—
Total expenses	4,699	1,306	524	781	7,310	6,411	2,066	563	726	9,766
Income (loss) before income taxes	$(1,043)	$(334)	$106	$(781)	$(2,052)	$527	$103	$109	$(726)	$13
Income tax (provision) benefit					329					(63)
Net income (loss)					(1,723)					(50)
Net (income) loss attributable to noncontrolling interests					9					(8)
Net income (loss) attributable to Hertz Global					$(1,714)					$(58)

Supplemental Schedule II
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURE - ADJUSTED NET INCOME (LOSS), ADJUSTED DILUTED EARNINGS (LOSS) PER SHARE AND ADJUSTED CORPORATE EBITDA
Unaudited
__________________________________________________________________________________________________________________________________________________________________________________________________________

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions, except per share data)	2020	2019	2020	2019
Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share:
Net income (loss) attributable to Hertz Global	$(289)	$(118)	$(1,714)	$(58)
Adjustments:
Income tax provision (benefit)	(97)	(15)	(329)	63
Vehicle and non-vehicle debt-related charges(a)	22	13	61	52
Loss on extinguishment of debt(b)	—	39	5	43
Intangible and other asset impairments(c)	20	—	213	—
Restructuring and restructuring related charges(d)	10	3	64	14
Information technology and finance transformation costs(e)	8	37	42	114
Acquisition accounting-related depreciation and amortization(f)	13	14	54	55
Reorganization items, net(g)	74	—	175	—
Pre-reorganization and non-debtor financing charges(h)	20	—	109	—
Other items(i)	3	(18)	1	(59)
Adjusted pre-tax income (loss)(j)	(216)	(45)	(1,319)	224
Income tax (provision) benefit on adjusted pre-tax income (loss)(k)	29	11	172	(56)
Adjusted Net Income (Loss)	$(187)	$(34)	$(1,147)	$168
Weighted-average number of diluted shares outstanding	156	142	150	117
Adjusted Diluted Earnings (Loss) Per Share(l)	$(1.20)	$(0.24)	$(7.66)	$1.44

Adjusted Corporate EBITDA:
Net income (loss) attributable to Hertz Global	$(289)	$(118)	$(1,714)	$(58)
Adjustments:
Income tax provision (benefit)	(97)	(15)	(329)	63
Non-vehicle depreciation and amortization(m)	57	52	225	203
Non-vehicle debt interest, net	34	98	153	311
Vehicle debt-related charges(a),(n)	18	9	50	38
Loss on extinguishment of vehicle debt(b)	—	—	5	—
Intangible and other asset impairments(c)	20	—	213	—
Restructuring and restructuring related charges(d)	10	3	64	14
Information technology and finance transformation costs(e)	8	37	42	114
Reorganization items, net(g)	74	—	175	—
Pre-reorganization and non-debtor financing charges(h)	20	—	109	—
Other items(i),(o)	5	(12)	12	(36)
Adjusted Corporate EBITDA	$(140)	$54	$(995)	$649

9

Supplemental Schedule II (continued)

(a)Represents debt-related charges relating to the amortization of deferred financing costs and debt discounts and premiums.
(b)In 2020, represents, a $5 million write-off of deferred financing costs resulting from the European ABS waiver agreements entered into in the second and third quarters. In 2019, represents $39 million of early redemption premium and write-off of deferred financing costs associated with the partial redemption in the fourth quarter of the Senior Second Priority Secured Notes and a $4 million write-off of deferred financing costs associated with the full redemption in the third quarter of the 5.875% Senior Notes due October 2020 and 7.375% Senior Notes due January 2021.
(c)In 2020, represents a $193 million impairment of technology-related intangible and other assets related to the Company's corporate operations ("Corporate") recorded in the second quarter of 2020 and a $20 million impairment of the Hertz tradename in the Company's International RAC segment recorded in the fourth quarter of 2020.
(d)Represents charges incurred under restructuring actions as defined in U.S. GAAP, excluding impairments and asset write-downs. Also includes restructuring related charges such as incremental costs incurred directly supporting business transformation initiatives.
(e)Represents costs associated with the Company’s information technology and finance transformation programs, both of which are multi-year initiatives to upgrade and modernize the Company’s systems and processes. These costs relate primarily to Corporate.
(f)Represents incremental expense associated with the amortization of other intangible assets and depreciation of property and equipment relating to acquisition accounting.
(g)Represents charges incurred associated with the Reorganization, including professional fees. The charges relate primarily to Corporate.
(h)Represents charges incurred in the second quarter of 2020 prior to the Reorganization comprised of preparation charges for the Reorganization, such as professional fees. Also includes certain non-debtor financing and professional fee charges. For U.S. RAC, International RAC, All Other Operations and Corporate, charges incurred for the three months ended December 31, 2020 are $11 million, $(3) million, $2 million and $10 million, respectively, and for the twelve months ended December 31, 2020 are $43 million, $14 million, $6 million and $46 million, respectively.
(i)Represents miscellaneous items. In 2020, includes $16 million associated with the Donlen Asset Sale, which was recorded in the fourth quarter of 2020 and impacts the All Other Operations segment, partially offset by $18 million for losses associated with certain vehicle damages of which $15 million impacts U.S. RAC and $3 million impacts International RAC which were recorded in the second quarter. In 2019, includes a $30 million gain on marketable securities in Corporate, of which $5 million was recorded during the fourth quarter, and a $39 million gain on the sale of non-vehicle capital assets in U.S. RAC, of which $24 million was recorded in the fourth quarter.
(j)Adjustments by caption on a pre-tax basis are as follows:

Increase (decrease) to expenses	Three Months Ended December 31,		Twelve Months Ended December 31,
(In millions)	2020	2019	2020	2019
Direct vehicle and operating	$(4)	$(14)	$(87)	$(54)
Selling, general and administrative	(25)	(42)	(129)	(127)
Interest expense, net:
Vehicle	(32)	(9)	(105)	(38)
Non-vehicle	(4)	(43)	(11)	(57)
Total interest expense, net	(36)	(52)	(116)	(95)
Intangible and other asset impairments	(20)	—	(213)	—
Other income (expense), net	(11)	20	(4)	57
Reorganization items, net	(74)	—	(175)	—
Total adjustments	$(170)	$(88)	$(724)	$(219)

(k)Derived utilizing a combined statutory rate of 13% and 25% for the periods ending December 31, 2020 and 2019, respectively, applied to the respective Adjusted Pre-tax Income (Loss).
(l)Adjustments used to reconcile diluted earnings (loss) per share on a GAAP basis to Adjusted Diluted Earnings (Loss) Per Share are comprised of the same adjustments, inclusive of the tax impact, used to reconcile net income (loss) to Adjusted Net Income (Loss) divided by the weighted-average diluted shares outstanding during the period.
(m)Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC. All Other Operations and Corporate for the three months ended December 31, 2020 are $46 million, $5 million, $3 million and $3 million, respectively, and for the three months ended December 31, 2019 are $40 million, $5 million, $2 million and $5 million, respectively. Non-vehicle depreciation and amortization expense for U.S. RAC, International RAC, All Other Operations and Corporate for the twelve months ended December 31, 2020 are $179 million, $22 million, $10 million and $14 million, respectively, and for the twelve months ended December 31, 2019 are $156 million, $23 million, $10 million and $14 million, respectively.
(n)Vehicle debt related charges for U.S. RAC, International RAC and All Other Operations for the three months ended December 31, 2020 are $12 million, $4 million and $2 million, respectively, and for the three months ended December 31, 2019 are $6 million, $2 million and $1 million, respectively. Vehicle debt related charges for U.S. RAC, International RAC and All Other Operations for the twelve months ended December 31, 2020 are $36 million, $10 million and $4 million, respectively, and for the twelve months ended December 31, 2019 are $22 million, $12 million and $4 million, respectively.
(o)Also includes an adjustment for non-cash stock-based compensation charges in Corporate.

Supplemental Schedule VI
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
_______________________________________________________________________________

U.S. Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total Revenues	$876	$1,673		$3,656	$6,938
Ancillary retail vehicle sales revenue	(6)	(31)		(111)	(122)
Total Rental Revenues	$870	$1,642		$3,545	$6,816
Transaction Days (in thousands)	20,178	37,706		82,678	155,859
Total RPD (in whole dollars)	$43.10	$43.54	(1)%	$42.88	$43.73	(2)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$870	$1,642		$3,545	$6,816
Average Vehicles (in whole units)	298,183	516,726		423,992	534,879
Total revenue per unit (in whole dollars)	$2,918	$3,178		$8,361	$12,743
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$972	$1,059	(8)%	$697	$1,062	(34)%

Vehicle Utilization
Transaction Days (in thousands)	20,178	37,706		82,678	155,859
Average Vehicles (in whole units)	298,183	516,726		423,992	534,879
Number of days in period (in whole units)	92	92		366	365
Available Car Days (in thousands)	27,433	47,539		155,181	195,231
Vehicle Utilization(a)	74%	79%		53%	80%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$269	$439		$1,323	$1,656
Average Vehicles (in whole units)	298,183	516,726		423,992	534,879
Depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$902	$850		$3,120	$3,096
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$301	$283	6%	$260	$258	1%

(a)    Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
________________________________________________________________________________

International Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total Revenues	$217	$474		$972	$2,169
Ancillary retail vehicle sales revenue	—	—		—	—
Foreign currency adjustment(a)	(9)	6		(5)	11
Total Rental Revenues	$208	$480		$967	$2,180
Transaction Days (in thousands)	5,308	11,256		24,621	50,139
Total RPD (in whole dollars)	$39.16	$42.68	(8)%	$39.32	$43.45	(10)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$208	$480		$967	$2,180
Average Vehicles (in whole units)	83,744	169,971		116,348	180,723
Total revenue per unit (in whole dollars)	$2,484	$2,824		$8,311	$12,063
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$827	$942	(12)%	$693	$1,005	(31)%

Vehicle Utilization
Transaction Days (in thousands)	5,308	11,256		24,621	50,139
Average Vehicles (in whole units)	83,744	169,971		116,348	180,723
Number of days in period (in whole units)	92	92		366	365
Available Car Days (in thousands)	7,704	15,637		42,583	65,964
Vehicle Utilization(b)	69%	72%		58%	76%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$46	$111		$274	$440
Foreign currency adjustment(a)	(2)	1		1	3
Adjusted depreciation of revenue earning vehicles and lease charges	$44	$112		$275	$443
Average Vehicles (in whole units)	83,744	169,971		116,348	180,723
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$525	$659		$2,364	$2,451
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$174	$220	(21)%	$197	$204	(3)%

(a)    Based on December 31, 2019 foreign exchange rates.
(b)    Calculated as Transaction Days divided by Available Car Days.

Supplemental Schedule VI (continued)
HERTZ GLOBAL HOLDINGS, INC.
RECONCILIATIONS OF KEY METRICS
REVENUE, UTILIZATION AND DEPRECIATION
Unaudited
__________________________________________________________________________________

Worldwide Rental Car

	Three Months Ended December 31,		Percent Inc/(Dec)	Twelve Months Ended December 31,		Percent Inc/(Dec)
($ in millions, except where noted)	2020	2019		2020	2019
Total RPD
Total Revenues	$1,093	$2,147		$4,628	$9,107
Ancillary retail vehicle sales revenue	(6)	(31)		(111)	(122)
Foreign currency adjustment(a)	(9)	6		(5)	11
Total Rental Revenues	$1,078	$2,122		$4,512	$8,996
Transaction Days (in thousands)	25,486	48,962		107,299	205,998
Total RPD (in whole dollars)	$42.28	$43.34	(2)%	$42.06	$43.66	(4)%

Total Revenue Per Unit Per Month
Total Rental Revenues	$1,078	$2,122		$4,512	$8,996
Average Vehicles (in whole units)	381,927	686,697		540,340	715,602
Total revenue per unit (in whole dollars)	$2,823	$3,090		$8,350	$12,571
Number of months in period (in whole units)	3	3		12	12
Total RPU Per Month (in whole dollars)	$940	$1,030	(9)%	$696	$1,047	(34)%

Vehicle Utilization
Transaction Days (in thousands)	25,486	48,962		107,299	205,998
Average Vehicles (in whole units)	381,927	686,697		540,340	715,602
Number of days in period (in whole units)	92	92		366	365
Available Car Days (in thousands)	35,137	63,176		197,764	261,195
Vehicle Utilization(b)	73%	78%		54%	79%

Depreciation Per Unit Per Month
Depreciation of revenue earning vehicles and lease charges	$315	$550		$1,597	$2,096
Foreign currency adjustment(a)	(2)	1		1	3
Adjusted depreciation of revenue earning vehicles and lease charges	$313	$551		$1,598	$2,099
Average Vehicles (in whole units)	381,927	686,697		540,340	715,602
Adjusted depreciation of revenue earning vehicles and lease charges divided by Average Vehicles (in whole dollars)	$820	$802		$2,957	$2,933
Number of months in period (in whole units)	3	3		12	12
Depreciation Per Unit Per Month (in whole dollars)	$273	$268	2%	$246	$244	1%

Note: Worldwide Rental Car represents U.S. Rental Car and International Rental Car segment information on a combined basis and excludes the All Other Operations segment, which is primarily comprised of the Company's Donlen leasing operations and Corporate.
(a)Based on December 31, 2019 foreign exchange rates.
(b)Calculated as Transaction Days divided by Available Car Days.

NON-GAAP MEASURES AND KEY METRICS
_______________________________________________________________________________________________________

Hertz Global is the top-level holding company that indirectly wholly owns The Hertz Corporation (together, the "Company"). The term “GAAP” refers to accounting principles generally accepted in the United States of America. Adjusted EBITDA is the Company's segment measure of profitability and complies with GAAP when used in that context.

NON-GAAP MEASURES

Non-GAAP measures are not recognized measurements under GAAP. When evaluating the Company's operating performance or liquidity, investors should not consider non-GAAP measures in isolation of, superior to, or as a substitute for measures of the Company's financial performance as determined in accordance with GAAP.

Adjusted Net Income (Loss) and Adjusted Diluted Earnings (Loss) Per Share ("Adjusted Diluted EPS")

Adjusted Net Income (Loss) represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, debt-related charges and losses, restructuring and restructuring related charges, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs, non-cash acquisition accounting charges and certain other miscellaneous items on a pre-tax basis. Adjusted Net Income (Loss) includes a provision (benefit) for income taxes derived utilizing a combined statutory rate. The combined statutory rate is management's estimate of the Company's long-term tax rate. Its most comparable GAAP measure is net income (loss) attributable to the Company.

Adjusted Diluted EPS represents Adjusted Net Income (Loss) on a per diluted share basis using the weighted-average number of diluted shares outstanding for the period. Its most comparable GAAP measure is diluted earnings (loss) per share.

Adjusted Net Income (Loss) and Adjusted Diluted EPS are important to management because they allow management to assess operational performance of the Company's business, exclusive of the items mentioned above that are not operational in nature or comparable to those of the Company's competitors.

Adjusted Corporate EBITDA and Adjusted Corporate EBITDA Margin

Adjusted Corporate EBITDA represents income or loss attributable to the Company as adjusted to eliminate the impact of GAAP income tax, non-vehicle depreciation and amortization, net non-vehicle debt interest, vehicle debt-related charges and losses, restructuring and restructuring related charges, goodwill, intangible and tangible asset impairments and write-downs, information technology and finance transformation costs and certain other miscellaneous items. Adjusted Corporate EBITDA Margin is calculated as the ratio of Adjusted Corporate EBITDA to total revenues.

Management uses these measures as operating performance metrics for internal monitoring and planning purposes, including the preparation of the Company's annual operating budget and monthly operating reviews, and to facilitate analysis of investment decisions, profitability and performance trends. These measures enable management and investors to isolate the effects on profitability of operating metrics most meaningful to the business of renting and leasing vehicles. They also allow management to assess the performance of the entire business on the same basis as its reportable segments. Adjusted Corporate EBITDA is also utilized in the determination of certain executive compensation. Its most comparable GAAP measure is net income (loss) attributable to the Company.

KEY METRICS

Available Car Days

Available Car Days represents Average Vehicles multiplied by the number of days in a period.

Average Vehicles ("Fleet Capacity" or "Capacity")

Average Vehicles is determined using a simple average of the number of vehicles in the fleet whether owned or leased by the Company at the beginning and end of a given period.

Depreciation Per Unit Per Month

Depreciation Per Unit Per Month represents the amount of average depreciation expense and lease charges per vehicle per month, exclusive of the impacts of foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it is reflective of how the Company is managing the costs of its vehicles and facilitates in comparison with other participants in the vehicle rental industry.

Total Rental Revenues

Total Rental Revenues represents total revenues less ancillary retail vehicle sales revenues, with all periods adjusted to eliminate the effect of fluctuations in foreign currency exchange rates. Management believes eliminating the effect of fluctuations in foreign currency exchange rates is appropriate so as not to affect the comparability of underlying trends. This metric is important to management and investors as it represents a measurement that excludes the impact of ancillary revenues resulting from vehicle sales and facilitates in comparisons with other participants in the vehicle rental industry.

Total Revenue Per Transaction Day ("Total RPD"or "RPD"; also referred to as "pricing")

Total RPD represents the ratio of Total Rental Revenues to Transaction Days. This metric is important to management and investors as it represents a measurement of the changes in underlying pricing in the vehicle rental business and encompasses the elements in vehicle rental pricing that management has the ability to control.

Total Revenue Per Unit Per Month ("Total RPU" or "Total RPU Per Month")

Total RPU Per Month represents the amount of average Total Rental Revenues per vehicle per month. This metric is important to management and investors as it provides a measure of revenue productivity relative to fleet capacity, or asset efficiency.

Transaction Days ("Days"; also referred to as "volume")

Transaction Days, also known as volume, represent the total number of 24-hour periods, with any partial period counted as one Transaction Day, that vehicles were on rent (the period between when a rental contract is opened and closed) in a given period. Thus, it is possible for a vehicle to attain more than one Transaction Day in a 24-hour period. This metric is important to management and investors as it represents the number of revenue generating days.

Vehicle Utilization ("Utilization")

Vehicle Utilization represents the ratio of Transaction Days to Available Car Days. This metric is important to management and investors as it is the measurement of the proportion of vehicles that are being used to generate revenues relative to fleet capacity.